Exhibit 99
SIGNATURE FINANCIAL HOLDINGS, INC.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY [__], 2007
     The undersigned hereby appoints Beth A. Houghton and Robert H. Willis, Jr. and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Signature Financial Holdings, Inc., which the undersigned would be entitled to vote if personally present at the special meeting of shareholders to be held at the Signature Bank, 2172 Tyrone Boulevard, Saint Petersburg, Florida 33710, and at any adjournments of the special meeting, upon the proposal described in the accompanying Notice of the Special Meeting of Shareholders and the Proxy Statement-Prospectus relating to the special meeting, receipt of which are hereby acknowledged.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL.
PROPOSAL: To approve and adopt the Agreement and Plan of Merger, dated October 4, 2006, among Whitney Holding Corporation, Whitney National Bank, Signature Financial Holdings, Inc. and Signature Bank pursuant to which Whitney Holding Corporation will acquire Signature Financial Holdings, Inc. through the merger of Signature Financial Holdings, Inc., with and into Whitney Holding Corporation and the subsequent merger of Signature Bank with and into Whitney National Bank:
☐ FOR           ☐ AGAINST           ☐ ABSTAIN
This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction to the contrary is indicated, it will be voted FOR the proposal.
Discretionary authority is hereby conferred as to all other matters which may come before the special meeting.
If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s) of Shareholder(s)

Name(s) of Shareholders(s)

Date:		, 2007
(Be sure to date your Proxy)
Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary.
     I WILL                      WILL NOT                      ATTEND THE SPECIAL SHAREHOLDERS MEETING.
PLEASE RETURN PROXY AS SOON AS POSSIBLE
THIS PROXY MUST BE RECEIVED BY SIGNATURE FINANCIAL HOLDINGS, INC. BEFORE THE SPECIAL MEETING AT 4:00 P.M. ON FEBRUARY [___], 2007.